Exhibit 10.11

NOTICE OF CONVERSION

September 20, 2019

Board of Directors

Cleartronic, Inc.

8000 N Federal Hwy, Suite 100

Boca Raton, FL 33487

Gentlemen:

The undersigned, Richard J. Martin (“Martin”) hereby irrevocably elects to convert

$80,595.58 of accrued dividends due on Cleartronic, Inc. Series A Convertible Preferred Stock owned by Martin into 1,611,912 shares of Cleartronic, Inc. common stock.

The shares are to be issued in the record name of the undersigned and the undersigned agrees to pay all transfer and other taxes and charges applicable thereto.

Date of Conversion:  September 20, 2019

Applicable Conversion Price: $0.05

Shares are to be registered in the following name:

Richard J. Martin

10306 Barberville Rd.

Fort Mill, SC 29707

/s/ Richard J. Martin

Richard J. Martin